UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 12, 2022

CTS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

IN	1-4639	35-0225010
(State or other jurisdiction of incorporation)	(Commission File Number)	(1.R.S. Employer Identification No)
4925 Indiana Avenue
Lisle IL		60532
(Address of principal executive offices)		(Zip Code)

Registrant's Telephone Number, Including Area Code:(630) 577-8800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. l 4d2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, no par value	CTS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On April 12, 2022, CTS Ceramics Denmark A/S (the “Company”), an indirect wholly-owned subsidiary of CTS Corporation, an Indiana corporation (“CTS”), entered into a Share Sale and Purchase Agreement (“Agreement”) with Meggitt International, Ltd., a private limited company incorporated in England and Wales (“Seller”), and Meggitt International Holdings, Ltd., a private limited company incorporated in England and Wales (“Guarantor”), to acquire (the “Acquisition”) Meggitt A/S (a/k/a Ferroperm Piezoceramics A/S), a company incorporated in Denmark (“Ferroperm”).  Seller and Guarantor are wholly-owned subsidiaries of Meggitt PLC, a public limited company incorporated in England and Wales, and a high-value, leading provider of proprietary and differentiated aerospace and defense technologies.  Ferroperm is a wholly-owned subsidiary of Seller, and a leading provider of advanced materials focused on high performance piezoelectric ceramics.

Pursuant to the Agreement, the Company has agreed to purchase all of the issued and outstanding shares of Ferroperm from Seller for DKK 525 million in cash (approximately $76.8 million based on the exchange rate between DKK and USD of 6.836 as of April 12, 2022), subject to customary net debt and working capital adjustments.  The Acquisition is subject to the receipt of certain governmental approvals and the satisfaction of other closing conditions, and is expected to close promptly following receipt of such approvals and satisfaction of all conditions to close.  The Agreement contains customary conditions, representations, warranties, indemnities and covenants by, among, and for the benefit of the parties.

Item 7.01. Regulation FD Disclosure.

On April 12, 2022, the Company issued a press release announcing that it entered into the Agreement. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information provided in Item 7.01 of this Current Report on Form 8-K and in the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “ Exchange Act ”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press Release dated April 12, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2022		CTS CORPORATION

	By:	/s/ Ashish Agrawal
Ashish Agrawal
Vice President and Chief Financial Officer